INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT AND AMENDMENT NO. 1 dated as of April 1, 2005 (this “Assumption Agreement and Amendment”), related to the CREDIT AGREEMENT dated as of August 2, 2004 (the “Credit Agreement”), among ALION SCIENCE AND TECHNOLOGY CORPORATION (the “Borrower”), the Subsidiary Guarantors listed on the signature pages hereto (solely with respect to Sections 6, 8, 10 and 11 hereof), the lenders from time to time party to the Credit Agreement (the “Lenders”) and CREDIT SUISSE FIRST BOSTON (“CSFB”), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders.

A. The Borrower has requested that the persons set forth on Schedule I hereto (the “Incremental Term Lenders”) make Incremental Term Loans to the Borrower pursuant to the Credit Agreement.

B. The Incremental Term Lenders are willing to make Incremental Term Loans to the Borrower on the Amendment Effective Date (as defined below), on the terms and subject to the conditions set forth herein and in the Credit Agreement.

C. Additionally, the Borrower has requested certain amendments to the Credit Agreement as set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.02 of the Credit Agreement shall apply equally to this Assumption Agreement and Amendment. This Assumption Agreement and Amendment shall be a “Loan Document and, to the extent it relates to the making of Incremental Term Loans, an “Incremental Term Loan Assumption Agreement” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2. Incremental Term Loans. (a) Each Incremental Term Lender hereby agrees to make an Incremental Term Loan to the Borrower on the Amendment Effective Date in a principal amount equal to the Incremental Term Loan amount set forth next to such Incremental Term Lender’s name on Schedule I attached hereto. All such Incremental Term Loans shall constitute “Term Loans” for all purposes of the Credit Agreement and the other Loan Documents.

(b) The proceeds of the Incremental Term Loans are to be used by the Borrower solely (i) to finance one or more Permitted Acquisitions, (ii) to effect the payment and satisfaction of the Mezzanine Warrant Put Right, if exercised, (iii) to repay outstanding Revolving Loans, (iv) subject to Section 2.25 of the Credit Agreement (as amended hereby), to repay outstanding Term Loans and Incremental Term Loans, (v) to pay related fees and expenses and (vi) for other general corporate purposes of the Borrower and the Subsidiaries.

SECTION 3. Conditions Precedent to Incremental Term Loans. The obligation of the Incremental Term Lenders to make Incremental Term Loans hereunder shall be subject to the satisfaction of the following conditions precedent:

(a) On the Amendment Effective Date, each of the conditions set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated as of the Amendment Effective Date and executed by a Financial Officer of the Borrower.

(b) The Administrative Agent shall have received (with sufficient copies for each Incremental Term Lender) such legal opinions, board resolutions and other closing certificates and documentation as shall be reasonably required by the Incremental Term Lenders, in each case consistent with those delivered on the Closing Date under Section 4.02 of the Credit Agreement.

(c) The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and executed by a Financial Officer of the Borrower, confirming that the Borrower will be in Pro Forma Compliance after giving effect to the making of the Incremental Term Loans and the application of the proceeds therefrom.

(d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

SECTION 4. Amendments to Credit Agreement. Effective as of the Amendment Effective Date:

(a) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)	by deleting “2.75%” at the end of clause (a) therein and substituting therefor “2.25%”; and

(ii)	by deleting “1.75%” at the end of clause (b) therein and substituting therefor “1.25%”.

(b) The definition of the term “Incremental Term Loan Amount” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Incremental Term Loan Amount” shall mean, at any time after the Amendment Effective Date, the excess, if any, of (a) $150,000,000 over (b) the aggregate amount of all Incremental Term Commitments established after the Amendment Effective Date but prior to such time pursuant to Section 2.24.”

(c) The definition of the term “Permitted Investments” set forth in Section 1.01 of the Credit Agreement is hereby amended by:

(i) deleting the word “and” at the end of clause (e) thereof;

(ii) redesignating clause (f) thereof as clause (g); and

(iii) adding a new clause (f) thereof as follows:

“(f) investments in so-called “auction rate” securities rated AAA or higher by S&P or Aaa or higher by Moody’s and which have a reset date not more than 90 days from the date of acquisition thereof; and”

(d) Section 1.01 of the Credit Agreement is hereby further amended by adding the following defined term in appropriate alphabetical order:

(i)	““Amendment Effective Date” shall have the meaning set forth in Amendment No. 1.”

(ii)	““Amendment No. 1” shall mean the Incremental Term Loan Assumption Agreement and Amendment No. 1 to this Agreement dated as of April 1, 2005.”

(iii)	““JJMA Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement dated as of April 1, 2005, among the Borrower, John J. McMullen Associates, Inc. (“JJMA”), a New York corporation, M & I Marshall & Ilsley Trust Company, as trustee of the John J. McMullen Associates, Inc. Employee Stock Ownership Trust, and certain holders of JJMA stock options and/or stock appreciation rights, pursuant to which the Borrower acquired all of the issued and outstanding capital stock of JJMA.”

(e) To give effect to the making of the Incremental Term Loans on the Amendment Effective Date and the treatment thereof as “Term Loans” for all purposes of the Credit Agreement, Section 2.11(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) The Borrower shall pay to the Administrative Agent, for the accounts of the Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the immediately preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 2.24(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
June 30, 2005	$360,000

September 30, 2005	$360,000

December 31, 2005	$360,000

March 31, 2006	$360,000

June 30, 2006	$360,000

September 30, 2006	$360,000

December 31, 2006	$360,000

March 31, 2007	$360,000

June 30, 2007	$360,000

September 30, 2007	$360,000

December 31, 2007	$360,000

March 31, 2008	$360,000

June 30, 2008	$360,000

September 30, 2008	$360,000

December 31, 2008	$34,650,000

March 31, 2009	$34,650,000

June 30, 2009	$34,650,000

Term Loan Maturity Date	$34,650,000

(f) Article II is hereby amended by adding a new Section 2.25 at the end thereof as follows:

“SECTION 2.25. Term Loan Repricing Protection. In the event that, prior to the first anniversary of the Amendment Effective Date, any Term Lender receives a Repricing Prepayment (as defined below), then, at the time thereof, the Borrower shall pay to such Term Lender a prepayment premium equal to 1.0% of the amount of such Repricing Prepayment. As used herein, with respect to any Term Lender, a “Repricing Prepayment” is the amount of principal of the Term Loans of such Term Lender that is either (a) prepaid by the Borrower pursuant to Section 2.12 substantially concurrently with the incurrence by the Borrower of new term loans (whether pursuant to Incremental Term Commitments or otherwise) that have interest rate margins lower than the Applicable Percentages then in effect for the Term Loans so prepaid or (b) received by such Term Lender as a result of the mandatory assignment of such Term Loans under the circumstances described in Section 2.21(a)(iv) following the failure of such Term Lender to consent to an amendment of this Agreement (other than Amendment No. 1) that would have the effect of reducing the Applicable Percentage with respect to such Term Loans.”

(g) Section 6.01(j) is hereby amended by inserting the following parenthetical after the phrase “Term Loan Maturity Date” at the end of clause (i) of the proviso therein:

“(other than Indebtedness in the form of deferred purchase price and SAR termination payments incurred pursuant to the JJMA Stock Purchase Agreement in effect on the Amendment Effective Date)”

(h) Section 6.01(n) is hereby amended by deleting “$10,000,000” therein and substituting “$15,000,000” therefor.

(i) Section 6.07 is hereby amended by deleting the word “and” prior to clause (e) thereof and adding a new clause (f) at the end thereof as follows:

“, and (f) the Borrower may make deferred purchase price and SAR termination payments to Affiliates pursuant to the terms of the JJMA Stock Purchase Agreement in effect on the Amendment Effective Date”

(j) Section 6.13 is hereby amended by deleting the table set forth therein and substituting therefor the following table:

Period	Ratio
Closing Date through March 31, 2005	3.85 to 1.00
April 1, 2005 through December 31, 2005	3.75 to 1.00

January 1, 2006 through March 31, 2006	3.50 to 1.00

April 1, 2006 through March 31, 2007	3.25 to 1.00

April 1, 2007 through March 31, 2008	2.75 to 1.00

Thereafter	2.25 to 1.00

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Assumption Agreement and Amendment, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Amendment Effective Date:

(a) This Assumption Agreement and Amendment has been duly authorized, executed and delivered by each Loan Party party hereto, and constitutes a legal, valid and binding obligation of such Loan Party in accordance with its terms. The Credit Agreement (as amended hereby) constitutes a legal, valid and binding obligation of the Borrower in accordance with its terms.

(b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) No Default or Event of Default has occurred and is continuing.

SECTION 6. Effectiveness. This Assumption Agreement and Amendment shall become effective as of the date (the “Amendment Effective Date”) that the Administrative Agent shall have received counterparts of this Assumption Agreement and Amendment that, when taken together, bear the signatures of (i) the Borrower, (ii) each Subsidiary Guarantor, (iii) the Administrative Agent, (iv) the Required Lenders, (v) each Term Lender (after giving effect to any prior or concurrent assignment by Term Lenders, whether pursuant to Section 2.21 of the Credit Agreement or otherwise) and (vi) each Incremental Term Lender.

SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Assumption Agreement and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Assumption Agreement and Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.

SECTION 8. Consent and Reaffirmation. Each Subsidiary Guarantor hereby consents to this Assumption Agreement and Amendment and the transactions contemplated hereby, and each Loan Party hereby (a) agrees that, notwithstanding the effectiveness of this Assumption Agreement and Amendment, the Guarantee and Collateral Agreement and each of the other Security Documents continue to be in full force and effect, (b) confirms its guarantee of the Obligations (with respect to each Subsidiary Guarantor) and its grant of a security interest in its assets as Collateral therefor, all as provided in the Loan Documents as originally executed and (c) acknowledges that such guarantee and/or grant continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement (as amended hereby) and the other Loan Documents, including the Incremental Term Loans.

SECTION 9. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Assumption Agreement and Amendment in accordance with the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 10. Counterparts. This Assumption Agreement and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Assumption Agreement and Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 11. Applicable Law. THIS ASSUMPTION AGREEMENT AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12. Headings. The headings of this Assumption Agreement and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ALION SCIENCE AND TECHNOLOGY CORPORATION,

By: /s/ John M. Hughes Name: Title:	John M. Hughes Chief Financial Officer

HUMAN FACTORS APPLICATIONS, INC.,
By: /s/ John M. Hughes
Name:	John M.	Hughes
Title:	Chief Financial Officer

MANTECH ENVIRONMENTAL TECHNOLOGY, INC.,
By: /s/Barry S. Watson
Name:	Barry S. Watson
Title:	President

CARMEL APPLIED TECHNOLOGIES, INC.,
By: /s/Rob Goff
Name:	Rob Goff
Title:	President

CREDIT SUISSE FIRST BOSTON,

acting through its Cayman Islands branch, individually and as Administrative Agent,

By: /s/ Vanessa Gomez

Name: Vanessa Gomez Title: Vice President

By: /s/ Thomas S. Hall
Name: Thomas S. Hall
Title: Vice President

Incremental Term Lenders

Incremental Term Lender	Incremental Term Loan Amount

Credit Suisse First Boston, acting through its Cayman Islands branch	$72,000,000.00

TOTAL COMMITMENT	$72,000,000.00